EXHIBIT 10.1.03

THIRD AMENDMENT TO FORBEARANCE AGREEMENT

THIS THIRD AMENDMENT TO FORBEARANCE AGREEMENT (this “Amendment”) is dated May 20, 2016, and amends that certain Forbearance Agreement dated November 24, 2015 (as previously amended, the “Forbearance Agreement”) by and among (i) Brushy Resources, Inc. (f/k/a Starboard Resources, Inc.), a Delaware corporation (“Borrower”), (ii) ImPetro Resources, LLC, a Delaware limited liability company (“ImPetro Resources”), (iii) ImPetro Operating, LLC, a Delaware limited liability company (collectively with ImPetro Resources, the “Guarantors” and each a “Guarantor”), and (iv) Independent Bank, a Texas state bank (“Lender”).  Capitalized terms used but not defined herein have the meaning given such terms in the Forbearance Agreement, if defined therein, and if not defined in the Forbearance Agreement, then have the meaning given such terms in the Credit Agreement (as defined below).

R E C I T A L S:

WHEREAS, the Borrower, the Guarantors and the Lender entered into the Forbearance Agreement to set forth certain terms and conditions upon which the Lender would agree to forbear from exercising certain remedies available to it with respect to various Forbearance Defaults described in the Forbearance Agreement, which had occurred in connection with that certain Credit Agreement dated June 27, 2013 between the Borrower and the Lender (as previously amended, the “Credit Agreement”);

WHEREAS, pursuant to the Second Amendment to Forbearance Agreement, the Forbearance Expiration Date was extended to March 30, 2016 (or such earlier date on which a Critical Default occurred), and has now expired, and the Loans have matured;

WHEREAS, the Lender is entitled to exercise various remedies with respect to collection of the Note; and

WHEREAS, the Borrower has advised the Lender that Lilis Energy, Inc. (“Lilis”) desires to purchase in full the Note and the Lender’s Liens on the Borrower’s property which secure the Note, and has requested that the Lender continue to forbear from exercising its remedies until May 31, 2016 (or under certain additional circumstances, June 15, 2016) to provide additional time for Lilis to facilitate such purchase and related corporate transactions among Lilis and the Borrower;

NOW, THEREFORE, in consideration of the premises and the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors and the Lender agree as follows:

1.            The following definitions are hereby added to Section 4.1.1 of the Forbearance Agreement, and thereby, also to Section 1.1 of the Credit Agreement, in the proper alphabetical order:

“Lilis Sale” means the anticipated acquisition by Lilis Energy, Inc., a Nevada corporation, of the Note and the Lender’s Liens on the Borrower’s property which secure the Note.

“Third Amendment to Forbearance Agreement” means the Third Amendment to Forbearance Agreement dated May 20, 2016 by and among the Borrower, the Guarantors and the Lender, amending the Forbearance Agreement.

2.            The following definitions located in Section 4.1.1 of the Forbearance Agreement and Section 1.1 of the Credit Agreement are hereby amended and restated in their respective entireties as follows:

“Critical Default” means any of the following:

(a)          the occurrence of an Event of Default under Section 8.1.4 or Section 8.1.5 of the Credit Agreement;

(b)          the Borrower shall fail to observe or perform any covenant or agreement contained in Section 2.6.2 of the Forbearance Agreement;

(c)          the Borrower shall fail to observe or perform any covenant or agreement contained in Section 7.7 of the Credit Agreement;

(d)          any action, suit or proceeding shall be instituted which (i) relates to the Credit Agreement and names the Lender as a party, or (ii) prohibits or restricts the consummation of the Lilis Sale; or

(e)          any of the conditions to forbearance set forth in paragraph 7 of the Third Amendment to Forbearance Agreement shall not be satisfied by the applicable due date therefor.

“Scheduled Maturity Date” means, initially, May 31, 2016; provided however, that if such date is extended in accordance with the provisions of Section 2.14 of the Forbearance Agreement, from and after the effectiveness of such extension, “Scheduled Maturity Date” shall mean June 15, 2016.

3.            Section 2.3 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

“2.3          Interest.  Notwithstanding the provisions of Section 2.5.2 of the Credit Agreement or any other provision of the Loan Documents to the contrary, during the Forbearance Period, accrued interest on the Loans shall be payable in accordance with this Section 2.3.  Pursuant to Section 3.3 of the Credit Agreement, the Lender hereby waives accrual of interest at the Default Rate for the period commencing with March 30, 2016 and ending on the Forbearance Expiration Date.  The Borrower shall pay to the Lender all interest accrued or to accrue on the Loans through May 31, 2016 not later than the deadline specified therefor pursuant to paragraph 7(b) of the Third Amendment to Forbearance Agreement, and the Borrower hereby authorizes and instructs the Lender to debit such amount from the Borrower’s account maintained with the Lender to satisfy such payment obligation.  The Borrower may also deliver to the Lender pursuant to Section 2.14(a) of the Forbearance Agreement an amount sufficient to satisfy all interest that will accrue on the Loans at the Floating Rate for the period from June 1, 2016 to June 15, 2016.  All outstanding accrued, unpaid interest on the Loans, if any, shall be due and payable on the earliest to occur of (i) the Forbearance Expiration Date, (ii) the full refinancing of the Debt evidenced by the Note or (iii) the date of the first disposition of Oil and Gas Properties of the Borrower occurring on or after the date of the Third Amendment to Forbearance Agreement.”

4.            Section 2.6.1 of the Forbearance Agreement is hereby amended and restated in its entirety as follows:

“2.6.1          During the Forbearance Period, not later than five (5) Business Days following the last day of each calendar month, the Borrower shall provide to the Lender in writing (i) a detailed breakdown of the Borrower’s projected general and administrative expenses that will be payable during the month in which such report is due, and (ii) a report setting forth all accounts payable of the Borrower as of the last day of the calendar month just ended, such report to show the age of such accounts and such other information as the Lender shall reasonably request.”

5.            A new Section 2.14 is hereby added to the end of Article 2 of the Forbearance Agreement to read as follows:

“2.14          Extension of Scheduled Maturity Date.   As of the date of the Third Amendment to Forbearance Agreement, the Scheduled Maturity Date is May 31, 2016.  If the Borrower satisfies each of the conditions set forth below on or before May 31, 2016, the Scheduled Maturity Date shall be extended to June 15, 2016:

(a)          The Lender shall have received an amount sufficient to satisfy all interest that will accrue on the Loans at the Floating Rate for the period from June 1, 2016 to June 15, 2016, which is equal to $18,938.11; and

(b)          All conditions to forbearance set forth in paragraph 7 of the Third Amendment to Forbearance Agreement shall have been timely satisfied, and no other Critical Default shall have occurred.

For avoidance of doubt, the extension of the Scheduled Maturity Date contemplated by this Section 2.14 shall only be available if every condition described above is satisfied in full on or prior to May 31, 2016; satisfaction of any or all of such conditions subsequent to such date shall not, and shall not be construed as, entitling the Borrower to any extension of the Scheduled Maturity Date.  An extension contemplated by this Section 2.14 shall become effective upon the Lender’s written notification to the Borrower that all conditions described in this Section 2.14 have been satisfied and that the Scheduled Maturity Date has been extended to June 15, 2016 (which notice shall not be unreasonably withheld, conditioned or delayed if the required conditions have been timely satisfied).

6.            Section 5.6 of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

“5.6          Expiration of Forbearance Period.  The Forbearance Period will expire and terminate automatically and without notice upon the earlier to occur of the Scheduled Maturity Date or the occurrence of any Critical Default (such earlier date being the “Forbearance Expiration Date”).”

7.            Conditions to Forbearance.  The effectiveness of the agreements of the Lender set forth in Section 5.1 of the Forbearance Agreement is subject to the timely prior satisfaction of each of the following conditions:

(a)          The Lender shall have received a counterpart of this Amendment duly executed by the Borrower and the Guarantors not later than the date hereof.

(b)          Not  later than the date of this Amendment, the Borrower shall have made a payment to the Lender in immediately available funds in the amount of $79,772.64 in respect of all accrued and outstanding interest on the Note at the Floating Rate through May 31, 2016.  The foregoing payment shall be made in full not later than the date of this Amendment, notwithstanding the amendment of the definition of “Forbearance Expiration Date” and the use of such defined term as the deadline for interest payments that would otherwise apply under Section 2.3 of the Forbearance Agreement.

(c)          Not  later than the date of this Amendment, the Lender shall have received reimbursement of all estimated legal fees and expenses incurred by the Lender in connection with the credit facility between the Borrower and the Lender and the forbearance terms negotiated and documented in connection therewith, which estimated total amount is equal to $30,000.

(d)          The representations and warranties of the Borrower and the Guarantors contained in this Amendment are true and correct in all material respects on and as of the date of this Amendment.

(e)          The consummation of this Amendment does not contravene, violate, or conflict with any Requirements of Law.

(f)          All matters incident to the consummation of this Amendment are satisfactory to the Lender.

8.            No Waiver.  No Forbearance Defaults or other Events of Default are being waived hereby, and all such Forbearance Defaults and other Events of Default which exist on the date of this Amendment shall continue to exist unless waived in writing by the Lender after the date of execution of this Amendment.

9.            Representation and Warranties.  Each of the Borrower and the Guarantors hereby represents and warrants to the Lender, with the intention that the Lender shall rely thereon without any investigation or verification by the Lender or its counsel, that this Amendment has been duly executed and delivered on behalf of the Borrower and the Guarantors, and that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of the Borrower and the Guarantors.

10.          Further Assurances.  The Borrower and the Guarantors hereby agree to execute and deliver any and all documents, instruments and agreements, and to take such other actions, as the Lender may reasonably require to effect the transactions and arrangements contemplated by this Amendment.

11.          Amendments and Waivers.  Any provision of this Amendment may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) by a written instrument signed by each party hereto.  Delivery of an executed counterpart of such written instrument by telecopy, e-mail, facsimile or other electronic means shall be effective delivery of a manually executed counterpart of such written instrument.

12.          Highest Lawful Interest Rate.  Nothing in the Forbearance Agreement, as amended hereby, shall be construed or interpreted to be in violation of Section 9.2 of the Credit Agreement.

13.          Expenses.  The Borrower agrees to pay the expenses of the Lender incurred in connection with the preparation and negotiation of this Amendment in accordance with Section 9.4 of the Credit Agreement.

14.          Conditions Precedent for the Benefit of Lender.  All of the conditions precedent to the obligations of the Lender set forth in this Amendment are solely for the benefit of the Lender, and no Person other than the Lender may rely thereon or insist on compliance therewith.

15.          GOVERNING LAW.  This Amendment has been negotiated, is being executed and delivered, and will be performed in whole or in part, in the State of Texas.  This Amendment and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted and enforced pursuant to the Laws of the State of Texas (and the applicable federal Laws of the United States of America) without giving effect to its choice of law principles.

16.          NO DEFENSES OF BORROWER OR GUARANTORS.  The Borrower and the Guarantors each stipulate, warrant, represent and agree that, as of the date of this Amendment, it has no defenses against its obligations to pay any of the Obligations or to pay its Guaranty, as applicable, or to pay any other amount due and owing to the Lender pursuant to the Loan Documents.  The Borrower and the Guarantors each acknowledge, warrant and agree that the Lender has acted in good faith in all respects as to the Loan Documents and this Amendment, and has conducted in a commercially reasonable manner its relationship with the Borrower and the Guarantors in connection with the Loan Documents and this Amendment, and the Borrower and the Guarantors hereby waive and release any claims to the contrary.

17.          RELEASE OF CLAIMS.  The Borrower and the Guarantors, each for itself, its successors and assigns, and all those at interest therewith (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Lender and its officers, directors, shareholders, employees, agents, counsel, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties have or hereafter may have arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the date of this Amendment if related to the Note, the Credit Agreement or the other Loan Documents or any actions taken by any of the Released Parties in connection therewith (the “Released Claims”), except the future duties and obligations of the Lender under the Loan Documents and the future rights of the Borrower and the Guarantors to their respective funds on deposit with the Lender shall not be included in the term Released Claims.  IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.  The release of claims set forth in this paragraph 17 is a material inducement to the Lender’s willingness to enter in this Amendment and extend the Forbearance Period.

18.          Access to Counsel; Understanding of Terms; No Commitment to Renew.  By execution of this Amendment, each of the Borrower and the Guarantors severally (but not jointly) warrants and represents to the Lender that (i) it was represented by (or had the opportunity to be represented by) counsel of its own selection; (ii) it understands the terms of this Amendment; and (iii) there is no commitment of the Lender or any other party for a renewal, extension, or modification of the Credit Agreement, the Note or the Forbearance Agreement in the future on any terms whatsoever.  This Amendment has been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow this Amendment to be construed against any party because of its role in drafting this Amendment.

19.          Conditions to Effectiveness.  This Amendment shall be effective upon its execution by the Borrower, the Guarantors and the Lender and the receipt thereof by the Lender.

20.          Counterparts.  This Amendment may be executed in a number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Amendment.

21.          Effect.  This Amendment is one of the Loan Documents.  Except as expressly provided hereby, the Credit Agreement, the Forbearance Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

[Signature page follows]

ENTIRE AGREEMENT.  THE FORBEARANCE AGREEMENT, AS AMENDED BY THIS AMENDMENT, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.  FURTHERMORE, IN THIS REGARD, THIS FORBEARANCE AGREEMENT, AS AMENDED BY THIS AMENDMENT,  REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

BORROWER:
BRUSHY RESOURCES, INC.

By:	/s/	Michael J. Pawelek
Name:		Michael J. Pawelek
Title:		Chief Executive Officer

GUARANTORS:
IMPETRO RESOURCES, LLC

By:	/s/	Michael J. Pawelek
Name:		Michael J. Pawelek
Title:		President and Chief Executive Officer

IMPETRO OPERATING, LLC

By:	/s/	Michael J. Pawelek
Name:		Michael J. Pawelek
Title:		Chief Executive Officer

[Signature pages continue]

Signature Page to Brushy Resources, Inc.
Third Amendment to Forbearance Agreement
(Independent Bank)

LENDER:
INDEPENDENT BANK

By:	/s/	John E. Davis
Name:		John E. Davis
Title:		Executive Vice President

Signature Page to Brushy Resources, Inc.
Third Amendment to Forbearance Agreement
(Independent Bank)